Exhibit 99.1


                  Certification of Chief Executive Officer

     I, Walter H. Wulf, Jr., President and Chairman of the Board of The Monarch Cement Company (the "Company"), do hereby certify in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (a) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (b) The information contained in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which this certification accompanies, fairly presents, in all material respects, the financial condition and results of operations of the Company.



A signed original of this written statement required by Section 906 has been provided to The Monarch Cement Company and will be retained by The Monarch Cement Company and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 14, 2003.


                                           /s/ Walter H. Wulf, Jr.
                                          Walter H. Wulf, Jr.
                                          President and
                                          Chairman of the Board